                                                                                                                                                                                                         EX-99.17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY. Please detach at perforation before mailing.

PROXY PROXY

SPECIAL MEETING OF SHAREHOLDERS OF THE ROCKLAND SMALL CAP GROWTH FUND

[ ], 20[ ]

The undersigned hereby revokes all previous proxies for his shares and appoints Richard H. Gould, Barbara A. Grosso, and Jeff Rauman and each of them, proxies of the undersigned with full power of substitution to vote all shares of The Rockland Small Cap Growth Fund that the undersigned is entitled to vote at the Fund’s Special Meeting to be held at the offices of Stradley Ronon Stevens and Young, LLP at 2005 Market Street, 26th Floor, Philadelphia, Pennsylvania 19103, on [____________, 20__] at [ ], Eastern time, including any adjournment thereof, upon such business as may properly be brought before the Meeting.

IMPORTANT: PLEASE SEND IN YOUR PROXY TODAY.

You are urged to date and sign the attached proxy and return it promptly. This will save the expense of follow-up letters to shareholders who have not responded.

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder must sign.

______________________________ Signature ____________________________________ Print Name ______________________________ Signature ____________________________________ Print Name

(Please see reverse side.)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

This proxy is solicited on behalf of the Board of Trustees of The Rockland Funds Trust, on behalf of its series, Rockland Small Cap Growth Fund. It will be voted as specified. If no specification is made, this proxy shall be voted in favor of the Proposal. If any other matters properly come before the Meeting about which the proxyholders were not aware prior to the time of the solicitation, authorization is given the proxyholders to vote in accordance with the views of management on such matters. Management is not aware of any such matters.

The Board of Trustees recommends a vote FOR the following Proposal.
		FOR	AGAINST	ABSTAIN

1.	To approve an Agreement and Plan of	o	o	o
Reorganization providing for the (i) transfer
of the assets and stated liabilities of the
Rockland Small Cap Growth Fund, to the
Jacob Small Cap Growth Fund series of
Jacob Internet Fund Inc., in exchange solely
for shares of common stock of the Jacob
Small Cap Growth Fund, and (ii)
distribution of such shares pro rata to
shareholders of the Rockland Small Cap
Growth Fund in connection with its
liquidation.

IMPORTANT: PLEASE SEND IN YOUR PROXY. . . TODAY!

PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE U.S.